EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-141681 on Form S-3 and Registration Statement No. 333-102008 on Form S-8 of our reports dated March 11, 2008 relating to the consolidated financial statements and consolidated financial statement schedule of Central Vermont Public Service Corporation (which report also refers to the reports of other auditors and expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standard No. 158, Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans and Financial Accounting Standards Board ("FASB") Interpretation 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109), and relating to the effectiveness of Central Vermont Public Service Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Central Vermont Public Service Corporation for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 11, 2008